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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statements No. 2-86238 and No. 33-60178 of Pancho's Mexican Buffet, Inc. on Form S-8 of our report dated November 12, 1999, appearing in this Annual Report on Form 10-K of Pancho's Mexican Buffet, Inc. for the year ended September 30, 1999.

LOGO
DELOITTE & TOUCHE LLP

Fort Worth, Texas
December 10, 1999